UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 31, 2005, as a result of the previously announced tender offer (the "Offer") by Cleveland-Cliffs Australia Pty Limited ("Cliffs Australia"), a wholly owned subsidiary of Cleveland-Cliffs Inc (the "Company"), Cliffs Australia acquired approximately 68 percent of the outstanding ordinary shares (the "Portman Shares") in Portman Limited, an Australian iron ore mining company. The consideration for each Portman Share was A$3.85 in cash. The Offer currently remains open until April 19, 2005.

A portion of the purchase price for the acquisition of the Portman Shares was financed through the Company’s Multicurrency Credit Agreement, dated March 28, 2005, by and among the Company, The Fifth Third Bank, as Administrative Agent and Letter of Credit Issuer, Fleet National Bank, a Bank of America company, as Syndication Agent, and the other lenders party thereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

April 6, 2005	By:	Donald J. Gallagher

Name: Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer